EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of LMKI, Inc. on Form S-8 of the 2000 Stock Option Plan of our report dated May 12, 2000, on our audits of the consolidated financial statements of LMKI, Inc. as of August 31, 1999 and 1998, and for each of the three years in the period ended August 31, 1999.


                                                 /s/ Timothy L. Steers, CPA, LLC


Portland, Oregon
March 26, 2001